UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K
CURRENT REPORT

Pursuant to section 13 or 15(d) of the Securities Exchange Act of
1934

December 22, 1998
(Date of Report)

Commission file number  1-8957

ALASKA AIR GROUP, INC.
(Exact name of registrant as specified in its charter)

           Delaware	91-1292054
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

19300 Pacific Highway South, Seattle, Washington 98188
(Address of principal executive offices)
(206) 431-7040
(Registrant's telephone number)


ITEM 2.  ACQUISITION OF ASSETS

On December 22, 1998, Alaska Air Group, Inc.'s wholly owned subsidiary, Horizon Air, announced orders for 25 Canadair Regional Jets Series 700 aircraft to be delivered beginning in 2002. The value of the orders is approximately $580 million. The CRJ 700 aircraft will replace Horizon Air's Fokker F-28 regional jets. Horizon Air expects to finance the aircraft with either leases, long-term debt or internally generated cash.

Signature
Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

         ALASKA AIR GROUP, INC.
Registrant

Date:  December 22, 1998


/s/ Harry G. Lehr
Harry G. Lehr
Senior Vice President/Finance
(Principal Financial Officer)